AMSC Reports Third Quarter Fiscal 2018 Financial Results and Provides Business Outlook

Company to host conference call tomorrow, February 6 at 10:00 am ET

Ayer, MA – February 5, 2019 – AMSC (Nasdaq: AMSC), a global solutions provider serving wind and power grid industry leaders, today reported financial results for its third quarter of fiscal 2018 ended December 31, 2018.

Revenues for the third quarter of fiscal 2018 were $14.1 million, compared with $14.9 million for the same period of fiscal 2017. The year-over-year change was driven by lower Grid segment revenues, partially offset by higher Wind segment revenues versus the year ago period.

AMSC’s net income for the third quarter of fiscal 2018 was $17.3 million, or $0.85 per share, compared to a net loss of $4.2 million, or $0.21 per share, for the same period of fiscal 2017. The Company’s non-GAAP net loss for the third quarter of fiscal 2018 was $2.3 million, or $0.11 per share, compared with a non-GAAP net loss of $3.4 million, or $0.17 per share, in the same period of fiscal 2017. Please refer to the financial table below for a reconciliation of GAAP to non-GAAP results.

Cash, cash equivalents and restricted cash on December 31, 2018 totaled $80.2 million, compared with $56.3 million at September 30, 2018. The cash balance as of the end of the third quarter of fiscal 2018 included $25 million of cash proceeds received from the final payment required under the settlement agreement with Sinovel. Operating cash flow in the third quarter, excluding the final payment from the Sinovel settlement, was $0.9 million. Please refer to the financial table below for a reconciliation of GAAP to non-GAAP results.

“During the third quarter we generated nearly $1 million in operating cash flow. We also received the final payment from our legal settlement,” said Daniel P. McGahn, Chairman, President and CEO, AMSC. “Our strong balance sheet is anticipated to put us on a path towards predictable revenues and growth over the long-term. We expect to complete our goals for this fiscal year and further diversify and grow our revenue.”

AMSC Reports Q3FY18 Results	Page 2

Business Outlook
For the fourth quarter ending March 31, 2019, AMSC expects that its revenues will be in the range of $14 million to $16 million. The Company’s net loss for the fourth quarter of fiscal 2018 is expected not to exceed $6 million, or $0.29 per share. The Company's non-GAAP net loss (as defined below) is expected not to exceed $5 million, or $0.24 per share. The Company expects operating cash flow, exclusive of any legal fees and tax payments related to the final Sinovel settlement payment, to be a burn of $2 million to $4 million in the fourth quarter of fiscal 2018. Please see below for a reconciliation of forecast GAAP operating cash flow to non-GAAP operating cash flow. The Company expects cash, cash equivalents and restricted cash on March 31, 2019, to be no less than $76 million.

Conference Call Reminder
In conjunction with this announcement, AMSC management will participate in a conference call with investors beginning at 10:00 a.m. Eastern Time on Wednesday, February 6, 2019, to discuss the Company’s financial results and business outlook. Those who wish to listen to the live or archived conference call webcast should visit the “Investors” section of the Company’s website at http://www.amsc.com/investors. The live call also can be accessed by dialing (888) 220-8451 and using conference ID 8537690. A replay of the call may be accessed 3 hours following the call by dialing (888) 203-1112 and using conference ID 8537690.

About AMSC (Nasdaq: AMSC)
AMSC generates the ideas, technologies and solutions that meet the world’s demand for smarter, cleaner … better energy™. Through its Windtec™ Solutions, AMSC provides wind turbine electronic controls and systems, designs and engineering services that reduce the cost of wind energy. Through its Gridtec™ Solutions, AMSC provides the engineering planning services and advanced grid systems that optimize network reliability, efficiency and performance. The Company’s solutions are now powering gigawatts of renewable energy globally and are enhancing the performance and reliability of power networks in more than a dozen countries. Founded in 1987, AMSC is headquartered near Boston, Massachusetts with operations in Asia, Australia, Europe and North America. For more information, please visit www.amsc.com.

AMSC, Windtec, Gridtec, and Smarter, Cleaner … Better Energy are trademarks or registered trademarks of American Superconductor Corporation. All other brand names, product names, trademarks or service marks belong to their respective holders.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Any statements in this release about our anticipation that our strong balance sheet puts us on a path towards predictable revenues and growth over the long-term, our expectations that we will complete our goals for this fiscal year and further diversify and grow our revenue, our expected GAAP and non-GAAP financial results for the quarter ending March 31, 2019, our expected cash, cash equivalents and restricted cash balance on March 31, 2019, and other statements containing the words "believes," "anticipates," "plans," "expects," "will" and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements represent management's current expectations and are inherently uncertain. There are a number of important factors that could materially impact the value of our common stock or cause actual results to differ materially from those indicated by such forward-looking statements. These important factors include, but are not limited to: A significant portion of our revenues are derived from a single customer, Inox Wind Limited ("Inox"), and we cannot predict if and how successful Inox will be in executing on Solar Energy Corporate of India ("SECI") orders under the new central and state auction regime, and any related failure by Inox to succeed under this regime, or any delay in Inox’s ability to deliver its wind turbines, could result in fewer electric control systems shipments to Inox; We have a history of operating losses and negative operating cash flows, which may continue in the future and require us to secure additional financing in the future; Our operating results may fluctuate significantly from quarter to quarter and may fall below expectations in any particular fiscal quarter; Our financial condition may have an adverse effect on our customer and supplier relationships; Lower prices for other fuel sources may reduce the demand for wind energy development, which could have a material adverse effect on our ability to grow our Wind business. Our success in addressing the wind energy market is dependent on the manufacturers that license our designs; Our success is dependent upon attracting and retaining qualified personnel and our inability to do so could significantly

AMSC Reports Q3FY18 Results	Page 3

damage our business and prospects; We rely upon third-party suppliers for the components and sub-assemblies of many of our Wind and Grid products, making us vulnerable to supply shortages and price fluctuations, which could harm our business; Failure to achieve expected savings following the move of our former Devens, Massachusetts manufacturing facility could adversely impact our financial performance; We may not realize all of the sales expected from our backlog of orders and contracts; Our success depends upon the commercial use of high temperature superconductor products, which is currently limited, and a widespread commercial market for our products may not develop; Growth of the wind energy market depends largely on the availability and size of government subsidies, economic incentives and legislative programs designed to support the growth of wind energy; Our contracts with the U.S. government are subject to audit, modification or termination by the U.S. government and include certain other provisions in favor of the government, and additional funding of such contracts may not be approved by the U.S. Congress; Tax reform in the U.S. may negatively affect our operating results; We have operations in and depend on sales in emerging markets, including India, and global conditions could negatively affect our operating results or limit our ability to expand our operations outside of these markets; Our business and operations would be adversely impacted in the event of a failure or security breach of our information technology infrastructure; If we fail to maintain proper and effective internal control over financial reporting, our ability to produce accurate and timely financial statements could be impaired and may lead investors and other users to lose confidence in our financial data; We face risks related to our intellectual property; We face risks related to our legal proceedings; We face risks relating to our settlement with Sinovel; and the important factors discussed under the caption "Risk Factors" in Part 1. Item 1A of our Form 10-K for the fiscal year ended March 31, 2018, Part II. Item 1A of our Quarterly Report on Form 10-Q for the quarter ended December 31, 2018, and our other reports filed with the SEC. These important factors, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Any such forward-looking statements represent management's estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMSC Reports Q3FY18 Results	Page 4

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2018	2017	2018	2017
Revenues
Wind	$7,308	$2,633	$18,293	$10,465
Grid	6,826	12,300	23,325	24,439
Total revenues	14,134	14,933	41,618	34,904

Cost of revenues	10,398	9,917	30,364	34,103

Gross margin	3,736	5,016	11,254	801

Operating expenses:
Research and development	2,470	3,023	7,573	8,690
Selling, general and administrative	5,347	5,486	16,308	16,964
Amortization of acquisition-related intangibles	85	85	255	98
Change in fair value of contingent consideration	—	272	—	71
Restructuring	47	1	450	1,328
(Gain) on Sinovel settlement, net	(24,978)	—	(53,698)	—
Total operating (income) expenses	(17,029)	8,867	(29,112)	27,151

Operating income (loss)	20,765	(3,851)	40,366	(26,350)

Change in fair value of warrants	(2,475)	399	(2,658)	1,468
Gain on sale of minority interest	127	—	127	951
Interest income, net	336	49	769	94
Other income (expense), net	124	(279)	1,058	(2,449)
Income (loss) before income tax expense	18,877	(3,682)	39,662	(26,286)

Income tax expense	1,584	566	4,548	496

Net income (loss)	$17,293	$(4,248)	$35,114	$(26,782)

Net loss per common share
Basic	$0.85	$(0.21)	$1.73	$(1.44)
Diluted	$0.83	$(0.21)	$1.71	$(1.44)

Weighted average number of common shares outstanding
Basic	20,419	19,949	20,300	18,614
Diluted	20,864	19,949	20,538	18,614

AMSC Reports Q3FY18 Results	Page 5

UNAUDITED CONSOLIDATED BALANCE SHEET
(In thousands, except per share data)

	December 31, 2018	March 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$80,042	$34,084
Accounts receivable, net	8,055	7,365
Inventory	14,006	19,780
Note receivable, current portion	3,000	3,000
Prepaid expenses and other current assets	4,091	2,947
Total current assets	109,194	67,176

Property, plant and equipment, net	9,808	12,513
Intangibles, net	2,975	3,230
Note receivable, long term portion, net of discount of $168 as of December 31, 2018 and net of discount of $336 and deferred gain of $105 as of March 31, 2018	2,832	2,559
Goodwill	1,719	1,719
Restricted cash	165	165
Deferred tax assets	1,438	542
Other assets	373	271
Total assets	$128,504	$88,175

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$17,681	$12,625
Derivative liabilities	3,875	1,217
Deferred revenue, current portion	9,929	13,483
Total current liabilities	31,485	27,325

Deferred revenue, long term portion	8,133	8,454
Deferred tax liabilities	110	110
Other liabilities	97	57
Total liabilities	39,825	35,946

Stockholders' equity:
Common stock	217	211
Additional paid-in capital	1,043,815	1,041,113
Treasury stock	(2,101)	(1,645)
Accumulated other comprehensive (loss) income	(65)	883
Accumulated deficit	(953,187)	(988,333)
Total stockholders' equity	88,679	52,229
Total liabilities and stockholders' equity	$128,504	$88,175

AMSC Reports Q3FY18 Results	Page 6

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended December 31,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$35,114	$(26,782)
Adjustments to reconcile net income (loss) to net cash used in operations:
Depreciation and amortization	3,455	9,239
Stock-based compensation expense	2,402	2,115
Provision for excess and obsolete inventory	686	415
(Gain) on sale of minority interest	(127)	(951)
Change in fair value of warrants and contingent consideration	2,658	(1,397)
Non-cash interest (income) expense	(168)	19
Other non-cash items	(1,692)	81
Changes in operating asset and liability accounts:
Accounts receivable	(724)	(3,576)
Inventory	3,320	180
Prepaid expenses and other current assets	(1,380)	647
Accounts payable and accrued expenses	4,603	638
Deferred revenue	(361)	(862)
Net cash provided by/(used in) operating activities	47,786	(20,234)

Cash flows from investing activities:
Net cash provided by/(used in) investing activities	(650)	(1,056)

Cash flows from financing activities:
Net cash provided by/(used in) financing activities	(385)	15,188

Effect of exchange rate changes on cash	(792)	636

Net increase in cash, cash equivalents and restricted cash	45,959	(5,466)
Cash, cash equivalents and restricted cash at beginning of period	34,248	27,744
Cash, cash equivalents and restricted cash at end of period	$80,207	$22,278

AMSC Reports Q3FY18 Results	Page 7

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET LOSS
(In thousands, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2018	2017	2018	2017
Net income (loss)	$17,293	$(4,248)	$35,114	$(26,782)
Sale of minority investments	(127)	—	(127)	(951)
Stock-based compensation	792	883	2,402	2,115
(Gain) on Sinovel settlement, net	(24,978)	—	(53,698)	—
Amortization of acquisition-related intangibles	85	85	255	98
Changes in fair value of warrants and contingent consideration	2,475	(126)	2,658	(1,397)
Non-cash interest expense	—	—	—	19
Tax effect of adjustments	2,163	19	4,991	142
Non-GAAP net loss	$(2,297)	$(3,387)	$(8,405)	$(26,756)

Non-GAAP net loss per share - basic	$(0.11)	$(0.17)	$(0.41)	$(1.44)
Weighted average shares outstanding - basic	20,419	19,949	20,300	18,614

RECONCILIATION OF GAAP OPERATING CASH FLOW TO NON-GAAP OPERATING CASH FLOW
(In thousands)

	Three months ending	Nine months ending
	December 31, 2018	December 31, 2018
Operating cash flow	$24,191	$47,786
Sinovel settlement (net of legal fees and expenses)	(24,388)	(54,724)
Tax effect of adjustments	1,130	2,377
Non-GAAP operating cash flow	$933	$(4,561)

Reconciliation of Forecast GAAP Net Loss to Non-GAAP Net Loss
(In millions, except per share data)

Three months ending
March 31, 2019
Net loss	$(6)
Stock-based compensation	1
Amortization of acquisition-related intangibles	—
(Gain) on Sinovel settlement, net	—
Tax effect of adjustments	—
Non-GAAP net loss	$(5)
Non-GAAP net loss per share	$(0.24)
Shares outstanding	21

AMSC Reports Q3FY18 Results	Page 8

Reconciliation of Forecast GAAP Operating Cash Flow to Non-GAAP Operating Cash Flow
(In millions)

Three months ending
March 31, 2019
Operating cash flow	$(6)
Sinovel settlement (net of legal fees and expenses)	2
Non-GAAP operating cash flow	$(4)

Note: Non-GAAP net loss is defined by the Company as net income (loss) before; sale of minority investments; stock-based compensation; gain on Sinovel settlement, net, amortization of acquisition-related intangibles; changes in fair value of warrants and contingent consideration; non-cash interest expense; tax effect of adjustments; and other unusual charges or items. The Company believes non-GAAP net loss assists management and investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding these non-cash, non-recurring or other charges that it does not believe are indicative of its core operating performance. The Company is not able to provide the change in fair value of warrants on a forward-looking basis without unreasonable efforts because the calculation for that change is primarily driven by the closing price and volatility of the Company's stock at the end of each fiscal quarter, which cannot be reasonably estimated at this time, and therefore the Company's non-GAAP net loss guidance does not include the impact from any change in fair value of warrants. Actual non-GAAP net loss for the fiscal quarter ending March 31, 2019, including the above adjustments, may differ materially from those forecasted in the table above.
Non-GAAP operating cash flow is defined by the Company as operating cash flow before: Sinovel settlement (net of legal fees and expenses); tax effect of adjustments; and other unusual cash flows or items. The Company believes non-GAAP operating cash flow assists management and investors in comparing the Company’s operating cash flow across reporting periods on a consistent basis by excluding these non-recurring cash items that it does not believe are indicative of its core operating cash flow. Actual non-GAAP operating cash flow for the fiscal quarter ending March 31, 2019, including the above adjustments, may differ materially from that forecasted in the table above.

Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures included in this release, however, should be considered in addition to, and not as a substitute for or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of GAAP to non-GAAP net loss is set forth in the table above.

AMSC Contacts
Investor Relations Contact:
LHA Investor Relations
Sanjay M. Hurry
(212) 838-3777
amscIR@lhai.com

Public Relations Contact:
RooneyPartners LLC
Bob Cavosi
646-638-9891
rcavosi@rooneyco.com

AMSC Communications Manager:
Nicol Golez
Phone: 978-399-8344
Email: Nicol.Golez@amsc.com